EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



 The Board of Directors
 The Quigley Corporation


I consent to the incorporation by reference in the Registration Statement of The Quigley Corporation on Form S-8 (File Nos. 333-10059, 333-14687, 333-26589 and 333-61313) and Form SB2/A (File No. 333-31241) of my report dated February 11, 1998, on my audit of the financial statements of The Quigley Corporation as of September 30, 1996, and December 31, 1996 and for periods then ended, which reports are included in this Annual Report on Form 10-K.




                                             /s/ Nachum Blumenfrucht
                                                 -------------------
                                                 Nachum Blumenfrucht
                                                 Certified Public Accountant



Brooklyn, New York
March 17, 1999




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